SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

FIRST PLACE FINANCIAL CORP
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FIRST PLACE FINANCIAL CORP.
185 East Market Street
Warren, Ohio 44482
(330) 373-1221

October 15, 2001

Fellow Stockholders:

        You are cordially invited to attend the third meeting of stockholders (the "Annual Meeting") of First Place Financial Corp. (the "Company"), the holding company for First Place Bank (the "Bank"), which will be held on Thursday, November 15, 2001, at 10:00 a.m., Eastern Time, at the Avalon Inn, 9519 East Market Street, Warren, Ohio.

        The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of Crowe, Chizek and Company LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted. In addition, the Annual Meeting will include management's report on the Company's financial performance for the fiscal year ended June 30, 2001.

        The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders, and the Board unanimously recommends that you vote "FOR" the nominees as directors specified under Proposal 1 and "FOR" Proposal 2.

        Whether or not you expect to attend, please read the enclosed Proxy Statement and then complete, sign and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares will be represented. Your cooperation is appreciated since a majority of the Common Stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

        On behalf of the Board of Directors and all of the employees of the Company and the Bank, we thank you for your continued interest and support.

Sincerely yours,

Steven R. Lewis
President and Chief Executive Officer

FIRST PLACE FINANCIAL CORP.
185 East Market Street
Warren, Ohio 44482
(330) 373-1221

____________________________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 15, 2001
____________________________________________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of stockholders (the "Annual Meeting") of First Place Financial Corp. (the "Company" or "First Place") will be held on Thursday, November 15, 2001, at 10:00 a.m., Eastern Time, at the Avalon Inn, 9519 East Market Street, Warren, Ohio.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	The election of six directors for terms of three years each or until their successors are elected and qualified;

2.	The ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors of the Company for the fiscal year ending June 30, 2002; and

3.	Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

The Board of Directors has established September 17, 2001, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only recordholders of the Common Stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at the administrative offices of the Company, 185 East Market Street, Warren, Ohio 44482, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

By Order of the Board of Directors

J. Craig Carr Secretary

Warren, Ohio October 15, 2001

FIRST PLACE FINANCIAL CORP.
____________________________________________________
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
November 15, 2001
____________________________________________________

Solicitation and Voting of Proxies

        This Proxy Statement is being furnished to stockholders of First Place Financial Corp. (the "Company") in connection with the solicitation by the Board of Directors (the "Board of Directors" or "Board") of proxies to be used at the Annual Meeting of stockholders (the "Annual Meeting"), to be held on Thursday, November 15, 2001 at 10:00 a.m., at the Avalon Inn, 9519 East Market Street, Warren, Ohio and at any adjournments thereof. The 2001 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended June 30, 2001, accompanies this Proxy Statement, which is first being mailed to recordholders on or about October 15, 2001.

        Regardless of the number of shares of the Company's common stock ("Common Stock") owned, it is important that stockholders of a majority of the shares be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "For" the election of the nominees for director named in this proxy statement and "For" the ratification of Crowe, Chizek and Company LLP as independent auditors of the Company for the fiscal year ending June 30, 2002.

        Other than the matters set forth on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

        A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

        The cost of solicitation of proxies on behalf of management will be borne by the Company. Proxies may be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiaries, without additional compensation therefore. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

        The securities which may be voted at the Annual Meeting consist of shares of Common Stock , with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

        The close of business on September 17, 2001 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 15,189,557 shares.

        As provided in the Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation"), recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit, and such shares held in excess of the Limit are treated as not outstanding for voting purposes. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

        The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

        As to the election of directors set forth in Proposal 1, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

        As to the ratification of Crowe, Chizek and Company LLP as independent auditors of the Company set forth in Proposal 2, and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" such item; (ii) vote "AGAINST" such item; or (iii) "ABSTAIN" from voting on such item. Under the Company's bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

        Proxies solicited hereby will be returned to the Company's transfer agent, Registrar and Transfer Company, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Principal Stockholders

        Other than those persons listed below, First Place is not aware of any person who may be considered to be the owner of more than 5% of the outstanding shares of Common Stock as of September 17, 2001. For the purposes of the following table and the table set forth under "—What First Place's Directors and Executive Officers Own," a person may be considered to own any shares of Common Stock (1) over which he or she has, directly or indirectly, sole or shared voting or investing power, or (2) of which he or she has the right to acquire ownership, including the right to acquire ownership by the exercise of stock options, within 60 days after September 17, 2001.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	First Place Employee Stock Ownership Plan ("ESOP") 185 East Market Street Warren, Ohio 44482	899,300(1)	5.9%

(1) The ESOP Committee administers the ESOP. The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At September 17, 2001, 157,299 shares had been allocated under the ESOP. Under the ESOP, unallocated shares and allocated shares as to which voting instructions are not given by participants are to be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended.

What First Place's Directors and Executive Officers Own

The following table provides information, as of September 17, 2001, about the shares of Common Stock that are owned or may be deemed to be owned by (1) each director of First Place, (2) First Place's Chief Executive Officer and by the next four most highly paid executive officers of First Place with salary and bonus in the last fiscal year in excess of $100,000 and (3) all directors and executive officers of First Place as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investing power over their shares.

Name	Title	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding

W. Terry Patrick	Chairman of the Board	25,910		0.2%
Steven R. Lewis	President, Chief Executive Officer and Director	213,762	(1)	1.4
Timothy A. Beaumont	Senior Vice President	6,000		*
A. Gary Bitonte, M.D.	Director	145,688		1.0
Donald Cagigas	Director	5,000		*
Marie Izzo Cartwright	Director	68,832		0.5
Jeffrey L. Francis	Executive Vice President, Chief Operating Officer and Director	216,557		1.4
George J. Gentithes	Director	65,880	(2)	0.4
Robert P. Grace	Director	65,360	(2)	0.4
Thomas M. Humphries	Director	65,360	(2)	0.4
Earl T. Kissell	Director	68,905		0.5
Therese Ann Liutkus	Chief Financial Officer	76,466		0.5
Robert S. McGeough	Director	70,840	(2)	0.5
E. Jeffrey Rossi	Director	113,557	(2)	0.7
Samuel A. Roth	Director	38,581		0.3
William A. Russell	Director	36,850		0.2
Richard K. Smith	Senior Vice President	56,254	(1)	0.4
Ronald P. Volpe, Ph.D.	Director	36,431		0.2
Robert L. Wagmiller	Director	4,300		*
All directors and executive officers as a group (24 persons)		1,595,509	(3)	10.1

*	Represents less than 0.1% of outstanding First Place Common Stock.
(1)	Includes 53,910 and 18,600 shares awarded to Messrs. Lewis and Smith, respectively, under the First Place stock incentive plan which have not yet vested, but as to which they may provide voting recommendations.
(2)	Includes 13,440 shares awarded to these outside directors pursuant to the First Place stock incentive plan which have not yet vested, but as to which they may provide voting recommendations.
(3)	Includes 139,710 shares awarded to the directors and executive officers as a group pursuant to the First Place stock incentive plan which have not yet vested, but as to which they may provide voting recommendations.

Election of Directors

        The Board of Directors of First Place currently consists of sixteen directors and is divided into three classes. Each of the sixteen members of the Board of Directors of First Place also presently serves as a director of First Place Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

          Following the merger of equals of First Place and FFY Financial Corp. in December 2000, the First Place certificate of incorporation was amended and restated to set the number of directors on the Board of Directors at sixteen directors, subject to downward adjustment under certain circumstances, including vacancies of directors (discussed below). Of the sixteen directors, eight were appointed to serve on the Board by FFY Financial Corp. ("FFY Directors") and the other eight directors were the then sitting directors of First Place ("First Place Directors"). According to the Certificate of Incorporation, nominations to the Board are to be equally divided between nominees selected by FFY Directors and nominees selected by First Place Directors. The separate nominations of directors by FFY Directors and First Place Directors will discontinue after October 15, 2004 and nominees will be selected pursuant to the terms of the bylaws, which provides for the full Board to nominate directors. Upon the resignation, removal or termination of service (collectively "Resignation") of a director which occurs at any time until October 15, 2004, such director, if initially appointed by FFY Financial Corp., will be replaced by an FFY Director or if such director was initially appointed by First Place, then the newly appointed director will be a First Place Director. If a second Resignation of a director occurs at any time until October 15, 2004, then the size of the Board will be reduced by two members who shall be the Resigning director and one additional director. The additional director will be a First Place Director if the Resigning director was a FFY Director or the additional director will be a FFY Director is the Resigning director was a First Place Director. After October 15, 2004, vacancies on the Board will be filled according to the procedure set forth in the bylaws.

        At the Annual Meeting, six directors will be elected for a three year term expiring at the 2004 Annual Meeting and until their successors are elected and qualified. The six nominees proposed for election at this Annual Meeting are as follows:

A. Gary Bitonte, M.D.
George J. Gentithes
Earl T. Kissell
E. Jeffrey Rossi
William A. Russell
Robert L. Wagmiller

        Except as discussed above, no person being nominated as a director is being proposed for election pursuant to any agreement or understandings between any such person and First Place.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

        Vote Required. Directors must be elected by a plurality of the votes cast at the meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes withheld for any director will not be counted.

        In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted "For" the election of the nominees proposed by the Board.

        Information with Respect to the Nominees, Continuing Directors and Certain Executive Officers. The following table presents the names of the nominees and continuing directors, as well as their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each director became a director of First Place and the year in which their terms (or in the case of the nominees, their proposed terms) as director of First Place expire.

Name and Principal Occupation at Present and for Past Five Years	Age(1)	Director Since(2)	Expiration of Term as Director

NOMINEES
A. Gary Bitonte, M.D.	53	2000	2004
Dr. Bitonte currently holds teaching-faculty appointments at Northeastern Ohio and Ohio University Medical Schools. Prior to this, Dr. Bitonte had a urologic surgery practice that spanned 21 years.

George J. Gentithes	68	1989	2004
Mr. Gentithes has been a consultant for T.F. Industries, Warren, Ohio since 1994.

Earl T. Kissel	52	2000	2004
Mr. Kissell was President and Chief Executive Officer of Ravenna Savings Bank from 1987 to 2000. Mr. Kissell is currently an Assistant Professor of Economics and Management at Hiram University.

E. Jeffrey Rossi	48	1994	2004
Mr. Rossi has been a principal of E.J. Rossi & Company, a life and health insurance brokerage, located in Youngstown and Warren, Ohio for the past 23 years.

William A. Russell	53	2000	2004
Mr. Russell has, since 1974, been the President of Canteen Service of Steel Valley, Inc., a food and vending service company that has served the surrounding five county area for over 65 years.

Robert L. Wagmiller	57	2000	2004
Mr. Wagmiller has been a Senior Advisor at the certified public accounting firm of Hill, Barth and King, Inc. since 1978. In March 2001, Mr. Wagmiller was named the Chairman of TLT Distributing, LLC (D/B/A Belmont Distributing), a major Philips Magnavox wholesaler.

CONTINUING DIRECTORS
Donald Cagigas	61	2000	2003

Mr. Cagigas has been the President of the Youngstown/Mahoning Valley United Way since April, 2000. Prior to that date, he was the President of the Mahoning Valley Region of BANK ONE, NA, a position he had held since March 1998.

Marie Izzo Cartwright	48	2000	2003

Ms. Cartwright is a principal in Revak & Associates, a marketing, advertising and public relations firm, which she joined in January 2001. Prior to this, she was the Vice President of Corporate Communications and Marketing for Glimcher Properties Limited Partnership, a position she had held since October 1996.

Jeffrey L. Francis	50	2000	2002
Mr. Francis has been Executive Vice President and Chief Operating Officer of First Place and President and Chief Operating Officer of the Bank since December 2000. Prior to the consummation of the merger of equals with First Place, he had been the President and Chief Executive Officer of FFY Financial Corp. since March 1996.

Robert P. Grace	62	1996	2003
Mr. Grace was Vice President and Chief Financial Officer of Salem Label Co., in Salem, Ohio from May 1996 to December 1998. Prior to that time, Mr. Grace was a principal in the accounting firm of Packer, Thomas & Co.

Thomas M. Humphries	57	1990	2003
Mr. Humphries has been the President of the Youngstown-Warren Regional Chamber of Commerce since April 1997. Prior to that date, he was a General Manager with Sprint Corp., a telecommunications company.

Steven R. Lewis	43	1998	2002
Mr. Lewis has been President and Chief Executive Officer of First Place and Chief Executive Officer of the Bank since 1997. He served as Executive Vice President from 1995 to 1997 and as Vice President and Treasurer from 1985 until 1995.

Robert S. McGeough	70	1973	2003
Mr. McGeough has been of counsel to the firm Harrington, Hoppe & Mitchell since 1997. Prior to that, he was a partner with the law firm of Hoppe, Frey, Hewitt & Milligan.

W. Terry Patrick	51	2000	2003
Mr. Patrick has been a partner in the law firm of Friedman & Rummell Co., L.P.A. of Youngstown, Ohio since 1980 where his practice is concentrated in the areas of Business, Estate and Succession Planning. Mr. Patrick also serves as a consultant to numerous regional businesses.

Samuel A. Roth	58	2000	2002
Mr. Roth is the President of FirstEnergy Facilities Services Group, a holding company for the mechanical construction, contracting and energy management companies that FirstEnergy has acquired. Mr. Roth has held this position since January 1999 and prior to this he had been the President of Roth Bros., Inc. from 1966 to 1999.

Ronald P. Volpe, Ph.D.	58	2000	2002
Dr. Volpe has been a Professor of Finance in the Williamson College of Business Administration at Youngstown State University since 1975. Dr. Volpe teaches undergraduate and graduate-level courses in Investments, Personal Financial Planning, and Financial Markets and Institutions.

(1)	Age at June 30, 2001.

(2)	Includes years of service as a director of First Place and First Place Bank (formerly known as First Federal Savings and Loan Association of Warren).

Meetings of the Board of Directors and Committees of the Board of Directors of First Place

        The Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board of Directors meets monthly and may have additional meetings as needed. During the year ended June 30, 2001, the Board of Directors held 20 meetings. All of the directors of First Place attended at least 75% of the total number of Board meetings held and committee meetings on which such directors served during fiscal 2001. The Board of Directors maintains committees, the nature and composition of which are described below:

        Audit Committee. The Audit Committee of First Place and First Place Bank consists of Directors Grace (Chairman), Cartwright, Humphries, Roth, Volpe and Wagmiller. All members of the Audit Committee are independent in accordance with the Nasdaq Stock Market listing standards. The Audit Committee is responsible for reporting to the Board on the general financial condition of the Company and the Bank and the results of the annual audit; and oversees that the Company's and the Bank's activities are being conducted in accordance with the Audit Committee Charter (attached to this proxy statement as Appendix A) and applicable laws and regulations. The Audit Committees of First Place and of First Place Bank both met four times in fiscal 2001.

        Nominating Committee. The entire Board of Directors acts as a Nominating Committee to consider and select the nominees for director to stand for election at the Company's Annual Meeting of Stockholders. The Certificate of Incorporation and Bylaws provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the secretary of First Place. The stockholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by First Place's Bylaws and by the Securities Exchange Act of 1934, as amended. The Board of Directors met one time during fiscal 2001 in its capacity as Nominating Committee.

        Compensation Committee. The Compensation Committee of First Place consists of Directors McGeough (Chairman), Cagigas, Gentithes, Patrick and Russell. The committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The committee is also responsible for all matters regarding compensation and benefits, hiring, termination and affirmative action issues for other officers and employees of First Place and First Place Bank. The Compensation Committee of First Place met four times in fiscal 2001.

Audit Committee

        The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        In accordance with its written charter adopted by the Board of Directors on October 23, 2000, and revised on August 21, 2001, the Audit Committee (the "Committee") assists the Board of Directors in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the Bank and their system of internal controls. (A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A.)

        In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company and the Bank that might bear on the accountants' independence consistent with Independence Standards Board No. 1, "Independence Discussions with Audit Committees," discussed with the accountants any relationships that may impact their objectivity and independence, and satisfied itself as to the accountants' independence.

        The Committee reviewed with the Company's internal auditors and independent accountants the overall scope and plans for their respective audits and the results of internal audit examinations. The Committee also discussed with management, the internal auditors and the independent accountants the quality and adequacy of the Company's and the Bank's internal controls and the overall quality of the Company's and the Bank's financial reporting process.

        The Committee discussed and reviewed with its independent accountants communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent accountants' examination of the consolidated financial statements. In addition, the Committee considered the compatibility of nonauditing services provided to the Company and the Bank with the accountants' independence in performing their auditing functions.

        The Committee reviewed and discussed interim financial information contained in each quarterly report and earnings announcement with management and/or independent accountants prior to public release as necessary. The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended June 30, 2001, with management and the independent accountants. Management has the responsibility for the preparation of the Company's consolidated financial statements and the independent accountants have the responsibility for the audit of those statements.

        Based on the above mentioned reviews and discussions with management and the independent accountants, the Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the appointment, subject to stockholder approval, of the independent accountants, and the Board of Directors concurs with such recommendation.

        The foregoing report furnished by the Audit Committee of the Board whose members are:

        Robert P. Grace (Chairman)
        Marie Izzo Cartwright
        Thomas M. Humphries
        Samuel A. Roth
        Dr. Ronald P. Volpe
        Robert L. Wagmiller

Directors' Compensation

        Directors' Fees. Currently, all directors of First Place Bank, with exception of Mr. Lewis and Mr. Francis, receive an annual retainer of $10,000 ($13,000 for the Chairman of the Board). In addition, such directors receive a fee of $450 for each regular and special board meeting which they attend. Such directors also receive a fee of $200 for each committee meeting attended, except for strategic planning meetings, for which they receive $250. Directors of the Company receive no compensation for their services as such. During fiscal year 2001, the Board granted Mr. Cagigas 25,000 stock options at an exercise price of $11.50 per share. Mr. Cagigas' stock options will vest over five years or 20% each year.

Executive Compensation

        The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except as to the extent that First Place Financial Corp. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        Compensation Committee Report on Executive Compensation. Under rules established by the Securities and Exchange Commission, First Place is required to provide certain data and information in regard to the compensation and benefits provided to First Place's chief executive officer and other executive officers of First Place and First Place Bank. The disclosure requirements for the chief executive officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Board of Directors, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

        The Committee. The responsibility for compensation matters rests with the Compensation Committee of the Board. The members of the Compensation Committee are independent directors of First Place and First Place Bank. Mr. Lewis and Mr. Francis attend committee meetings, if requested by the chairman, to present recommendations and to provide information. However, they are excused during any deliberations regarding their own compensation. The Compensation Committee met four times during the year ended June 30, 2001. The most significant issues addressed each year by the Compensation Committee are: (1) approval of salary adjustments, if any, for senior officers of First Place and First Place Bank; (2) approval of payments under the Company's management bonus plan; (3) approving awards under the Company's 1999 Incentive Plan; and (4) review of evaluations of all senior executives and completion of evaluations of Mr. Lewis and Mr. Francis, in accordance with the provisions of their employment contracts.

        Components of Compensation. The goal the Company's executive compensation program is to retain, motivate and reward management through the compensation policies and awards, while aligning their interests more closely with those of the Company and its stockholders. In furtherance of this goal, the program consists of three main components: (i) base salary; (ii) bonuses, which are either discretionary or based on the Company's performance; and (iii) stock awards and stock options to provide long-term incentives for performance and to align executive officer and stockholder interests. First Place adopted its 1999 Incentive Plan, which provided for stock awards and stock options, in July 1999. During fiscal 2001, there were 165,000 options granted under this plan. Mr. Lewis was not the recipient of any awards during fiscal 2001.

        Chief Executive Officer Compensation. In determining compensation for Mr. Lewis, the Compensation Committee considered the following: (i) salary information for the chief executive officers of comparable institutions gathered from local, regional and national salary surveys; (ii) information from proxy statements of publicly traded banks and thrifts; (iii) the financial performance of First Place during the preceding year as measured by return on assets and equity, loan loss and delinquency levels, total general and administrative expenses and earnings per share, with regard to both the absolute level of such measures and as compared to peer institutions, including similar publicly traded thrift holding companies; (iv) regulatory examination comments received during the preceding year; and (v) the Company's progress toward completing a number of long-term initiatives, such as the completion of the merger between First Place and FFY Financial Corp. The compensation of the Bank's other executive officers was also reviewed based upon the same criteria. During fiscal 2001, Mr. Lewis' base salary was increased from $180,000 to $194,000.

        Performance Evaluations. As noted above, during fiscal 2001, the Compensation Committee reviewed performance evaluations of the executive officers of First Place and First Place Bank that were prepared by either Mr. Lewis or Mr. Francis. Additionally, the Committee completed evaluations of Mr. Lewis and Mr. Francis, with input from the entire Board of Directors. Among other items, the Compensation Committee considered First Place performance statistics as objective measures of performance, as well as discussion of progress toward goals established the previous year. The entire Board reviewed the evaluations of Mr. Lewis and Mr. Francis in July 2001.

        The foregoing report on executive compensation was furnished by the Compensation Committee of the Board whose members are:

        Robert S. McGeough, Chairman
        Donald Cagigas
        George J. Gentithes
        W. Terry Patrick
        William Russell

        Stock Performance Graph. The following graph shows a comparison of cumulative total stockholder return on First Place's Common Stock based on the market price of the Common Stock with the cumulative total return of companies on the Nasdaq Stock Market (U.S.) Index and Nasdaq Bank Stocks for the period beginning on January 4, 1999, the day First Place's Common Stock began trading, through June 30, 2001. The graph was derived from a limited period of time, and, as a result, may not be indicative of possible future performance of First Place's Common Stock.

LOGO

	1/4/99	6/30/99	12/31/99	6/30/00	12/31/00	6/30/01

First Place Financial Corp.	100.00	114.53	100.06	102.70	107.07	128.43
Nasdaq Stock Market Index	100.00	121.91	184.67	180.25	111.07	97.71
Nasdaq Bank Stock Index	100.00	102.97	96.09	84.43	109.61	117.12

Notes:
A.	The lines represent yearly index levels derived from compounded daily returns that include all dividends.
B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.	If the interval is not a trading day, the preceding trading day is used.
D.	The index level for all series was set to 100.00 on January 4, 1999.

        Summary Compensation Table. The following table shows, for the fiscal years ended June 30, 2001, 2000 and 1999, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the chief executive officer and the next four most highly paid executive officers of First Place who received salary and bonus in excess of $100,000 during the year ended June 30, 2001.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Other Annual Compen- sation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)(4)	All Other Compen- sation ($)(5)

Steven R. Lewis	2001	$183,768	$88,015	—	—	—	—	$33,440
President and Chief	2000	156,126	20,000	—	$1,106,278	224,000	—	35,893
Executive Officer	1999	131,731	30,000	—	—	—	—	3,586

Jeffrey L. Francis(6)	2001	189,000	62,107	—	—	—	—	139,514
Exec Vice Pres. and	2000	188,508	40,000	—	256,250	50,000	—	35,859
Chief Op. Officer	1999	186,908	40,000	—	—	—	—	63,957

Richard K. Smith	2001	107,000	29,790	—	—	—	—	25,017
Senior Vice President	2000	80,632	30,000	—	381,688	33,600	—	25,396
and Treasurer	1999	67,108	34,400	—	—	—	—	1,550

Therese Ann Liutkus(7)	2001	101,388	24,278	—	—	—	—	95,470
Chief Financial	2000	80,606	15,000	—	51,250	—	—	23,368
Officer	1999	77,831	15,000	—	—	—	—	37,800

Timothy A. Beaumont(8)	2001	92,769	22,665	—	—	30,000	—	—
Senior Vice President

(1)	Under Annual Compensation, the column titled "Salary" includes amounts deferred pursuant to First Place Bank's 401(k) Plan.
(2)	There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the last year, (b) payments of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.
(3)	At June 30, 2001, the value of unvested shares of restricted stock granted to Mr. Lewis and Mr. Smith, 71,880 and 24,800 shares, respectively, was $938,690 and $320,416, respectively, which was calculated by multiplying the total number of unvested shares of restricted stock by the closing market price of First Place Common Stock on June 30, 2001. The shares of restricted stock were granted to Mr. Lewis and Mr. Smith on July 2, 1999 and vest at a rate of 20% each year over five years, beginning on July 2, 2000. There were no unvested shares of restricted stock remaining for the other executives listed.
(4)	For fiscal 2001, 2000 and 1999, First Place Bank had no long-term incentive plans in existence. Accordingly, there were no payments or awards under any long-term incentive plan.
(5)	Other compensation includes matching contributions under First Place Bank's 401(k) Savings Plan and term life insurance premiums. In addition, other compensation for Mr. Smith and Mr. Lewis includes allocations from First Place Bank's ESOP and for Mr. Francis and Ms. Liutkus, includes final allocations from FFY Financial Corp.'s ESOP and 401(k) Savings Plan, which was terminated pursuant to the merger.
(6)	Mr. Francis' 2001 compensation includes $92,500 in salary and $20,000 in bonus paid by FFY Financial Corp. prior to the consummation of the merger of equals with First Place on December 22, 2000. Mr. Francis's 2000 and 1999 compensation information is from when he was President and Chief Executive Officer of FFY Financial Corp.
(7)	Ms. Liutkus' 2001 compensation includes $55,283 in salary and $7,500 in bonus paid by FFY Financial Corp. prior to the consummation of the merger of equals with First Place on December 22, 2000. Ms. Liutkus's 2000 and 1999 compensation information is from when she was Treasurer and Chief Financial Officer of FFY Financial Corp.
(8)	Mr. Beaumont was hired in June 2000.

        Option/SAR Grants Table. The following table presents for each of the named executive officers certain information concerning stock options granted during the fiscal year ended June 30, 2001.

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share) (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms (1) 5% ($) 10% ($)
Steven R. Lewis	—	—	—	—	—	—
Jeffrey L. Francis	—	—	—	—	—	—
Richard K. Smith	—	—	—	—	—	—
Therese Ann Liutkus	—	—	—	—	—	—
Timothy A. Beaumont	30,000	18.18%	$11.50	12/12/2010	$216,969	$549,841

(1)	The potential realizable value is calculated based on the term of the option (10 years) and is calculated by assuming that the fair market value of Common Stock on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission. The actual value realized may be greater than or less than the potential realizable values set forth in the table.
(2)	The exercise price of the options was the fair market value of First Place Financial Corp.'s Common Stock on the date of grant.

Aggregated Option Exercises and Year-End Option Value Table. The following table sets forth information concerning the number and value of stock options held by the named executive officers at June 30, 2001, measured in terms of the $12.92 closing price of the Common Stock on June 30, 2001.

	Value Realized from Exercise of Options in the Current Fiscal Year		Number of Unexercised Options/SARs at June 30, 2001		Value of Unexercised In-the-Money Options/SARs at June 30, 2001(1)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercis- able (#)	Exercisable ($)	Unexercis- able ($)

Steven R. Lewis	—	—	89,600	134,400	$54,432	$81,648
Jeffrey L. Francis(2)	29,350	$215,075	134,837	—	768,854	—
Richard K. Smith	—	—	13,440	20,160	8,165	12,247
Therese Ann Liutkus(2)	1,763	11,378	27,283	—	165,373	—
Timothy A. Beaumont	—	—	6,000	24,000	8,520	34,080

(1) The difference between the aggregate option exercise price and the fair market value of the underlying shares at June 30, 2001.
(2)

Mr. Francis and Ms. Liutkus exercised 18,000 and 1,640 options, respectively, to acquire FFY Financial Corp. common stock prior to the closing of the FFY merger in December 2000. The merger conversion ratio of 1.075 shares has been applied to reflect the shares acquired in the above table.

Employment and Change in Control Agreements

First Place Bank and First Place have entered into employment agreements with Steven R. Lewis, Chief Executive Officer of First Place Bank and the President and Chief Executive Officer of First Place and Jeffrey L. Francis, the President and Chief Operating Officer of First Place Bank and Executive Vice President and Chief Operating Officer of First Place. These employment agreements are intended to ensure that First Place Bank and

First Place will be able to maintain a stable and competent management base. The continued success of First Place Bank and First Place depends to a significant degree on the skills and competence of Mr. Lewis and Mr. Francis.

        Mr. Lewis's employment agreements provide for a three-year term. The employment agreements provide that, on or before the third anniversary date and continuing each third anniversary date thereafter, the Board of Directors will review the agreements and Mr. Lewis' performance for purposes of determining whether to extend the agreement for an additional three years so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of Mr. Lewis. The agreements provide that Mr. Lewis' base salary will be reviewed annually. The current base salary under the employment agreements for Mr. Lewis is $194,000. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by First Place Bank or First Place for cause as defined in the employment agreements, at any time. In the event First Place Bank or First Place chooses to terminate Mr. Lewis' employment for any reasons other than for cause, or in the event of Mr. Lewis' resignation from First Place Bank and First Place upon: (i) failure to re-elect Mr. Lewis to his current offices; (ii) a material change in Mr. Lewis' functions, duties or responsibilities; (iii) a relocation of Mr. Lewis' principal place of employment by more than 50 miles; (iv) a material reduction in the benefits and perquisites to Mr. Lewis from those being provided as of the effective date of the employment agreements, unless consented to by the Executive; (v) liquidation or dissolution of First Place Bank or First Place; or (vi) a breach of the agreement by First Place Bank or First Place, Mr. Lewis or, in the event of death, Mr. Lewis' beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to Mr. Lewis and the contributions that would have been made on Mr. Lewis' behalf to any employee benefit plans of First Place Bank or First Place during the remaining term of the employment agreements. First Place Bank and First Place would also continue and pay for Mr. Lewis' life, health and dental coverage for the remaining term of the employment agreements. Upon any termination of Mr. Lewis, he is subject to a one-year non-competition agreement.

        Under the employment agreements, if involuntary termination or under certain circumstances, voluntary termination follows a change in control of First Place Bank or First Place as defined in the employment agreements, Mr. Lewis, or, in the event of Mr. Lewis' death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. First Place Bank and First Place would also continue Mr. Lewis' life, health and dental coverage for 36 months. Notwithstanding that both First Place Bank and First Place employment agreements provide for a severance payment in the event of a change in control, Mr. Lewis would only be entitled to receive a severance payment under one agreement. For the purposes of determining the term of the First Place Bank employment agreement and the benefits to be paid as described in this paragraph, the Board of Directors of First Place Bank shall annually review the agreement and Mr. Lewis' performance for the purpose of determining whether to deem the employment agreement extended for an additional year such that the remaining term for these purposes shall be three years. First Place's employment agreement shall be deemed extended for these purposes on a daily basis unless written notice of non-renewal is given by the Board of Directors.

        Payments to Mr. Lewis under First Place Bank's employment agreement will be guaranteed by First Place in the event that payments or benefits are not paid by First Place Bank. Payment under First Place's employment agreement would be made by First Place. All reasonable costs and legal fees paid or incurred by Mr. Lewis pursuant to any dispute or question of interpretation relating to the employment agreements shall be paid by First Place Bank or First Place, respectively, if Mr. Lewis is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that First Place Bank and First Place shall indemnify Mr. Lewis to the fullest extent allowable under federal and Delaware law, respectively. Based on current salary and other cash bonus/incentive compensation, if Mr. Lewis's employment had been terminated as of June 30, 2001, due to change of control, he would have been entitled to receive a lump sum cash payment of approximately $606,600.

        Mr. Francis' employment agreements provide for a five-year term. The agreement provides that on each anniversary date, the term shall be extended one year provided that the Company has not given written notice that the term will not be extended and provided that Mr. Francis has not received an unsatisfactory performance review by the Board of Directors. The agreement provides for a base salary that shall be increased from time to time in accordance with amounts of salary approved by the Board of Directors. The current base salary is $189,000. In addition to the base salary, the agreement provides for participation in bonuses, stock benefit plans, and other fringe benefit plans applicable to executive personnel. The agreement provides for termination at any time by the Company or by the Bank for cause as defined in the agreement. In the event that the Company or the Bank terminates Mr. Francis's employment for any reasons other than for cause, or in the event of Mr. Francis's resignation from the Company or the Bank upon: (i) failure to re-elect Mr. Francis to his current offices; (ii) a material change in Mr. Francis's functions, duties, or responsibilities; (iii) a relocation of Mr. Francis's principal place of employment by more than thirty-five (35) miles; (iv) a reduction in salary or a material adverse change in the perquisites benefits, contingent benefits, or vacation; (v) a material permanent increase in the required hours of work or workload; or (vi) a failure of the Board of Directors to elect him to his current offices with the Company or the Bank or any action by the Board of Directors removing him from such offices, the contract provides that the Company shall, during the lesser period of the remaining term of the agreement or three (3) years following the date of termination, as liquidated damages, (i) pay monthly to Mr. Francis one-twelfth of his salary at the annual rate in effect immediately prior to the date of termination and one-twelfth of the average annual amount of cash bonus and cash incentive compensation based on the average amounts of such compensation earned by Mr. Francis for the two fiscal years preceding the date of termination; and (ii) maintain substantially the same group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance (if any) for the benefit of Mr. Francis and his dependants and beneficiaries who would have been eligible for such benefits if Mr. Francis had not suffered an involuntary termination and on terms substantially as favorable to Mr. Francis including amounts of coverage and deductibles and other costs to him in effect immediately prior to such involuntary termination. The contract further provides that in the event Mr. Francis becomes entitled to liquidated damages as set forth above, (i) the Company's obligation with respect to cash damages shall be reduced by the amount of Mr. Francis's cash income, if any, earned from providing personal services during the liquidated damage period; and (ii) the Company's obligation to maintain health coverage shall be reduced to the extent, if any, that Mr. Francis receives such benefits, on no less favorable terms, from another employer during the liquidated damage period.

        The contract further provides that in the event that Mr. Francis experiences an involuntary termination within the six months preceding, at the time of, or within 24 months following a change in control, in addition to the benefits described above, the Company shall pay Mr. Francis in cash an amount equal to 299% of Mr. Francis's "base amount" as determined under section 280G of the Code, less the acceleration and lapse value of options granted to Mr. Francis by the Company that are taken into account in the determination of "parachute payments" under 280G(b)(2) of the Code by virtue of vesting acceleration or deemed vesting acceleration in connection with such change in control. In the event that any payments or benefits provided or to be provided to Mr. Francis pursuant to the contract, in combination with payments or benefits, if any, from other plans or arrangements maintained by the Company, constitute "excess parachute payments" under section 280G of the Code and are subject to excise tax under Sec. 4999 of the Code, the Company shall pay to Mr. Francis in cash an additional amount equal to the amount of the Gross Up Payment as defined in the contract.

        The contract provides that the Company shall pay all legal fees and related expenses incurred by Mr. Francis in the event that he contests or disputes any termination of employment or seeks to obtain or enforce any right or benefit provided by the contract or by any other plan or arrangement maintained by the Company under which he may be entitled to receive benefits, provided that Mr. Francis prevails with respect to the matters in dispute in any action initiated by Mr. Francis or it is determined that Mr. Francis acted reasonably and in good faith with respect to any action initiated by the Company.

        Based on his current salary and cash bonus/incentive compensation, if his employment had been terminated as of June 30, 2001, under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum payment of approximately $922,400. In addition, Mr. Francis would be entitled to monthly payments of approximately $19,100 for three years.

        First Place Bank and First Place have entered into two-year change in control agreements with certain other executive officers of First Place Bank and First Place, none of whom are covered by employment contracts. The change in control agreements provide that commencing on the first anniversary date and continuing on each anniversary thereafter, First Place Bank's change in control agreements may be renewed by the Board of Directors for an additional year. First Place's change in control agreements are similar to First Place Bank's change in control agreements except that the term of First Place's change in control agreements shall be extended on a daily basis. The change in control agreements provide that in the event involuntary termination or, in certain circumstances, voluntary termination follows a change in control of First Place Bank or First Place, executive officers would be entitled to receive a severance payment equal to two times his or her average annual compensation for the five years preceding the termination. First Place Bank would also continue, and pay for, the executive officers' life and health insurance coverage for 24 months following termination. Payments to executive officers under First Place Bank's change in control agreements are guaranteed by First Place in the event that payments of benefits are not paid by First Place Bank.

        In addition, First Place and First Place Bank have change-in-control agreements with certain officers that were assumed by First Place and First Place Bank following the merger of equals with FFY Financial Corp. The assumed change-in-control agreements were entered into in September 1998, and have a term of three years, with automatic annual renewals after the three year term expires, for successive one year periods or until the Board of Directors gives notice of non-renewal at least 30 days prior to the end of the then current term. The change in control agreements provide that in the event of voluntary termination for good reason by the executive or involuntary termination by First Place or First Place Bank within 24 months following a change in control of First Place Bank or First Place, the executive will be entitled to the following severance benefits (1) payment of salary through the date of termination at the rate in effect at the time notice of termination is given to the executive; (2) a lump sum payment in cash, within 25 days after the later of the date of the change in control or the date of termination, in an amount equal to 100% of the executive's base annual salary in effect prior to the date that the notice of termination is given, excluding any bonus, less the aggregate present value of the payments of benefits, if any, in the nature of compensation for the benefit of the executive arising under any other agreements with First Place or First Place Bank, which constitute "parachute payments" under Section 280G of the Internal Revenue Service Code. The executive will not be entitled to the severance benefits under the change-in-control agreement if such executive is terminated by First Place or First Place Bank for "cause".

        In the event of a change in control, total payments to officers under these change in control agreements, based solely on current base salary and excluding any benefits under any employee benefit plan which may be payable, would be approximately $1,340,000.

Additional Information About Our Directors and Executive Officers

        Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires First Place's officers (as defined in regulations promulgated by the Securities and Exchange Commission thereunder) and directors, and persons who own more than ten percent of a registered class of First Place's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish First Place with copies of all Section 16(a) forms they file.

        Based solely on a review of copies of all such reports of ownership furnished to First Place, or written representations that no forms were necessary, First Place believes that there were two inadvertent, Form 4 filing errors by Director Humphries and Executive Officer Smith, which errors were subsequently corrected and that all other filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with during the fiscal year.

        Transactions with Certain Related Persons. Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of First Place Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

        First Place Bank currently offers directors, officers and full-time employees of First Place Bank, who satisfy certain criteria and the general underwriting standards of First Place Bank, mortgage loans with interest rates which may be up to 1/2% below the rates offered to First Place Bank's other customers, (the "employee loan rate"). The program also offers a 1% interest rate discount on motor vehicle loans, other than motorcycles. Loan application fees are waived for all employee loan rate loans. With the exception of employee loan rate loans, First Place Bank currently makes loans to its executive officers, directors and employees on the same terms and conditions offered to the general public. Loans made by First Place Bank to its directors and executive officers are made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. All such loans were made by First Place Bank in the ordinary course of business, with no favorable terms (except for employee loan rate loans) and such loans do not involve more than the normal risk of collectibility or present unfavorable features.

        The following table presents the names of the executive officers and directors that have loans with First Place Bank in excess of $60,000 at the employee loan rate:

Name	Position	Date of Loan	Type of Loan	Largest Amount Outstanding Since June 30, 2000	Balance as of June 30, 2001	Interest Rate as of June 30, 2001

George J. Gentithes	Director	01/07/98	Residential(1)	$151,917	$148,277	6.500%
George J. Gentithes	Director	12/09/98	Loan on deposit(1)	93,602	0	n/a
David S. Hinkle	Senior Vice President	11/25/94	Residential(2)	121,312	117,008	6.950%
Brian E. Hoopes	Senior Vice President	02/02/99	Residential	122,173	116,290	6.625%
Thomas M. Humphries	Director	11/18/94	Residential	142,063	136,907	5.625%
Earl T. Kissell	Director	07/29/87	Residential	115,594	111,559	6.125%
Earl T. Kissell	Director	12/23/98	Residential(3)	81,005	79,906	5.500%
Robert S. McGeough	Director	10/09/98	Residential	91,763	86,188	5.375%
Richard K. Smith	Senior Vice President	02/01/94	Residential	120,355	116,570	7.530%
Richard K. Smith	Senior Vice President	09/06/00	Home equity	65,000	62,847	8.250%
Dominique K. Stoeber	Senior Vice President	03/11/99	Residential	127,025	119,761	5.625%

(1)	This loan was made to an immediate family member of Mr. Gentithes who was also a non-executive officer employee of First Place Bank entitled to receive a reduction on the interest rate as well as reduced closing costs consistent with First Place Bank's policy and federal law.
(2)	This loan was made to an immediate family member of Mr. Hinkle who was also a non-executive officer employee of First Place Bank, prior to the merger with FFY and entitled to receive a 1.0% reduction on the interest rate as well as reduced closing costs consistent with federal law and FFY Bank's policy in effect at the time.
(3)	This loan was made to an immediate family member of Mr. Kissell, when he was President of The Ravenna Savings Bank.

          First Place intends that all transactions between First Place and its executive officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to First Place than could have been obtained by it in arms-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of First Place not having any interest in the transaction.

          Compensation Committee Interlocks and Insider Participation. The Compensation Committee is made up of five directors: Messrs. Cagigas, Gentithes, McGeough, Patrick and Russell. No member of the Committee is, or was during 2001, an executive officer of another company whose board of directors has a comparable committee on which one of First Place's executive officers serves.

Ratification of First Place Independent Auditors

          First Place's independent auditors for the fiscal year ended June 30, 2001 were Crowe, Chizek and Company LLP. First Place's Board of Directors has re-appointed Crowe, Chizek and Company LLP to continue as independent auditors for First Place Bank and First Place for the year ending June 30, 2002, subject to ratification of such appointment by the stockholders. The affirmative vote of a majority of the number of votes entitled to be cast by the Common Stock represented at the meeting is needed to ratify the appointment.

          The following aggregate fees were billed to the Company and the Bank for professional services rendered by our independent auditors during the fiscal year ended June 30, 2001:

Audit Fees:	$105,500
Financial Information Systems Design and Implementation Fees:	-0-
All Other Non-Audit Fees:	80,269

        Representatives of Crowe, Chizek and Company LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

        Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Crowe, Chizek and Company LLP as the independent auditors of First Place.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE INDEPENDENT AUDITORS OF FIRST PLACE.

ADDITIONAL INFORMATION FOR FIRST PLACE

Stockholder Proposals

        To be considered for inclusion in First Place's proxy statement and form of proxy relating to the 2002 Annual Meeting of stockholders, a stockholder proposal must be received by the Secretary of First Place at the address set forth on the Notice of Annual Meeting of Stockholders not later than June 18, 2002. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

        The bylaws of First Place provide an advance notice procedure for a stockholder to properly bring business before an Annual Meeting. The stockholder must give written advance notice to the Secretary of First Place not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which First Place's notice to stockholders of the Annual Meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on First Place's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of First Place's Common Stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require First Place to include in its proxy statement or the proxy relating to an Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

        The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

        Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

        A copy of the First Place Form 10-K (without exhibits) for the year ended June 30, 2001, as filed with the Securities and Exchange Commission will be furnished without charge to First Place stockholders of record upon written request to First Place Financial Corp., 185 East Market Street, Warren, Ohio 44482.

                    By Order of the Board of Directors

                    J. Craig Carr
                    Secretary

Warren, Ohio
October 15, 2001

Appendix A

FIRST PLACE FINANCIAL CORP.
FIRST PLACE BANK
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.     PURPOSE

The Audit Committee for First Place Financial Corp. (the "Company") and First Place Bank (the "Bank") is composed solely of directors who are independent of management and free from any relationship that would interfere with the exercise of independent judgement.

The primary function of the Audit Committee is to assist the Board of Directors (the "Board") in monitoring the integrity of the financial statements of the Company, monitoring the Company's compliance with legal and regulatory requirements and the reviewing of the independence and performance of the Company's internal and external auditors. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section V of this Charter.

II.     COMPOSITION

The Audit Committee shall be comprised of six directors as determined by the Board, each of whom shall be independent directors1 , and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. All Members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting and related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company, the Bank or outside consultants.

The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting and shall serve until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Audit Committee.

III.     PRACTICES

In carrying out its responsibilities, the Audit Committee will adopt practices which will enable the Committee to best react to changing conditions and to ensure that the Company's accounting and reporting practices, the system of internal controls, and the fiduciary activities conducted are in accordance with all requirements. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee will follow-up with management on outstanding audit issues reported by the independent accountants to come to a satisfactory resolution.

[1] The exchanges have established 5 criteria for assessing independence:
•	Former employees. Must be a minimum of three years.
•	Family members of former employees. Must be a minimum of three years.
•	Director compensation. NASD/AMEX limit compensation from the Company (excluding direct board compensation) to $60,000 per year – NYSE does not have any requirements regarding compensation.
•	Business relationships. The NYSE does not allow business relationships that impair the director's business judgment. NASD/AMEX define the extent of business relationships that impair independence – if the director's employer receives revenue in excess of $200,000 per year, or 5 percent of its total revenue, the director is not considered independent.
•	None of the exchanges allow cross-directorships – an audit committee member's compensation cannot be impacted by an employee of the Company. NYSE rules allow one former employee, or one family member of a former employee, to be an audit committee member (with less than three years separation) if it is determined by the Board to be in the Company's best interest. NASD/AMEX allow all independence rules to be waived for one member as long as he/she is not a current employee or family member. This would generally need to be approved by the Board and disclosed in the Company's next proxy statement. The NYSE requires annual written affirmation of the Audit Committee independence.

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IV.     MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with the independent accountants in an executive session to discuss any matters that the Committee believes should be discussed privately. In addition, the Committee or at least its Chairman should meet with management quarterly to review the Company's financial reports.

V.     RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Review of Financial Information

1.

Review the Company's annual financial statements. Such review should include major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

2.

Review the management letter provided by the independent accountants and management's response. Consult with the independent accountants regarding any problems, disagreements or difficulties the auditor may have encountered during the audit process.

3.	Review significant financial reporting issues and judgements made in connection with the preparation of the Company's financial statements.

4.	Cause financial management (Chief Financial Officer or Controller) and the independent accountants to review the 10-Q prior to its filing or prior to the release of earnings.

Independent Accountants

5.

Recommend to the Board the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should review and discuss with the independent accountants all significant relationships they have with the Company to determine the accountants' independence and receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Company as required by ISB Standard No. 1.

6.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7.	Discuss with the independent accountants SAS 61 matters related to the conduct of the audit.

8.	Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Other

9.	Review the appointment and replacement of the senior internal auditor and review any significant reports to management prepared by the internal audit department and management's responses.

10.	Consider and approve, if appropriate, the major changes to the organization's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal audit department.

11.	Review and reassess this Charter annually, and recommend proposed changes to the Board for approval.

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12.	Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's policies on business ethics and conduct.

13.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

14.	Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

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REVOCABLE PROXY
FIRST PLACE FINANCIAL CORP.
ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 15, 2001
10:00 A.M. EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby appoints the official proxy committee of the Board of Directors of First Place Financial Corp. (the "Company"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on November 15, 2001, at 10:00 a.m. Eastern Time, at the Avalon Inn, 9519 East Market Street, Warren, Ohio, and at any and all adjournments thereof, as set forth on the reverse side.

                This proxy is revocable and will be voted as directed, but if no instructions are specified on an executed proxy that is returned, then this proxy will be voted FOR the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
_________________________________________________________

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[LOGO] Please mark your votes as indicated

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES AND "FOR" THE PROPOSAL.

1.	The election as directors of all nominees listed (except as marked to the contrary below).

	FOR ☐	VOTE WITHHELD ☐

A. Gary Bitonte, M.D., George J. Gentithes, Earl T. Kissell, E. Jeffrey Rossi, William A. Russell, Robert L. Wagmiller

INSTRUCTION:	To withhold your vote for any individual nominee, write that nominee's name on the line provided below:

2.	The ratification of the appointment of Crowe, Chizek and Company LLP, as independent auditors of the Company for the fiscal year ending June 30, 2002.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders relating to the Annual Meeting.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature of Stockholder ______________________________________			Date_____________________

Signature of Stockholder ______________________________________			Date____________________

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

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